UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

BRUNSWICK CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

 (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           On December 17, 2008, management of the Company, with concurrence of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), concluded that the Company’s previously issued financial statements for the three months and nine months ended September 27, 2008 (the “Financials”) incorrectly valued an allowance against deferred tax assets.  As a result, the Financials should no longer be relied upon.  In addition, the Company’s prior related earnings and news releases and similar communications should no longer be relied upon to the extent they related to the Financials.  This accounting error did not affect the Company’s operating loss or operating cash flows for the three months and nine months ended September 27, 2008.  The Company intends to file amended financial statements in a Form 10-Q/A for the three and nine month periods ended September 27, 2008 and September 29, 2007 no later than January 30, 2009.

During the third quarter of 2008, in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“FAS 109”), the Company recorded a valuation allowance of $155.0 million to reduce certain net deferred tax assets to their anticipated realizable value.  While performing the Company’s valuation allowance assessment procedures in the fourth quarter of 2008, the Company realized it had incorrectly determined the valuation allowance against deferred tax assets when it prepared the Financials as of September 27, 2008.

The Company and its auditors have reached a preliminary conclusion that an additional valuation allowance should have been recorded at September 27, 2008.  The additional valuation allowance relates to deferred tax assets established in connection with adjustments, primarily pension related, recorded directly to equity through other comprehensive income, and the impact of including deferred tax liabilities associated with the amortization of indefinite lived assets.

The Company anticipates that this error will result in an additional non-cash income tax charge related to the valuation allowance of approximately $110 million to $135 million.  As a result of this matter, management will evaluate the effectiveness of the design and operation of its disclosure controls and procedures, and will disclose the results of this evaluation in Item 4 of the Form 10-Q/A to be filed with the Securities and Exchange Commission for the quarter ended September 27, 2008.

The Audit Committee and management of the Company have discussed the matter disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Item 7.01.              Regulation FD Disclosure.

The news release announcing this matter is furnished as Exhibit 99.1 and incorporated by reference herein.  The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

This Current Report on Form 8-K contains forward-looking statements regarding charges that Brunswick may incur and are indicated by words such as “intends” and other similar words or phrases.  Actual events or results may differ materially from those described herein.  Among the important factors that could cause future events or results to vary are risks arising from the possibility that the final accounting and valuation of the assets involved could vary from the estimates set forth herein.  Additional factors that might affect these forward-looking statements are described in filings with the SEC such as Brunswick’s most recent Forms 10-K and 10-Q.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
99.1	News Release of the Company issued on December 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRUNSWICK CORPORATION

Date: December 19, 2008	By:	/s/ Peter B. Hamilton
Peter B. Hamilton
Senior Vice President and Chief Financial Officer